UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
December 26, 2018
Date of Report (Date of earliest event reported)
Telaria, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Broadway, 16th Floor
New York, New York	10038
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (646) 723-5300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events
 On December 26, 2018, Telaria, Inc. (the “Company”) repurchased 5,051,886 shares of its common stock, par value $0.0001 per share (the “Common Stock”), owned by W Capital Partners II, L.P. (“W Capital”) for a purchase price of $2.525 per share, pursuant to a Share Repurchase Agreement (the “Repurchase Agreement”), dated December 24, 2018, by and between the Company, W Capital, WCP GP II, L.P. and WCP GP II, LLC (together, the “W Capital Group”).
Additionally, pursuant to the Repurchase Agreement, the W Capital Group agreed to certain standstill provisions that will continue in effect through December 31, 2019, which, among other things, prohibit the W Capital Group from transferring, disposing of, or acquiring any Common Stock and restrict certain actions with respect to voting matters.

SIGNATURE
Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELARIA, INC.

Dated:	December 26, 2018	By:	/s/ Aaron Saltz
Aaron Saltz
General Counsel